Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bonanza Creek Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bonanza Creek Energy, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. (the "Company") will be held at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202, on Thursday, June 6, 2013, 9:00 a.m. local time (the "2013 Annual Meeting"). The 2013 Annual Meeting is being held for the following purposes:

          1)    To elect Class I directors to our board of directors;

          2)    To ratify the selection of Hein & Associates, LLP as the Company's independent registered public accountant for 2013;

          3)    To approve, on an advisory basis, the compensation of our named executive officers; and

          4)    To transact such other business as may properly come before the 2013 Annual Meeting.

        These proposals are described in the accompanying proxy materials. You will be able to vote at the 2013 Annual Meeting only if you were a stockholder of record at the close of business on April 29, 2013.

By Order of the Board of Directors, Christopher I. Humber Senior Vice President, General Counsel & Secretary

Denver, Colorado
April 30, 2013

YOUR VOTE IS IMPORTANT

        Please sign, date and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the internet, so that you may be represented at the meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

i

ii

BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors (the "Board") of Bonanza Creek Energy, Inc. ("we," "us," "our," "Bonanza Creek" or the "Company") requests your proxy for the 2013 Annual Meeting of Stockholders (the "2013 Annual Meeting"), which will be held on Thursday, June 6, 2013, 9:00 a.m. local time, at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202. Distribution of these proxy solicitation materials is scheduled to begin on or about May 3, 2013. By granting the proxy, you authorize the persons named in the proxy to represent you and vote your shares at the 2013 Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the 2013 Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the 2013 Annual Meeting.

GENERAL INFORMATION

        If you attend the 2013 Annual Meeting, you may vote in person. If you are not present at the 2013 Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy. You may revoke the proxy in writing at any time before it is exercised at the 2013 Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the proxy or by signing and delivering to the Secretary of the Company a proxy with a later date. Your attendance at the 2013 Annual Meeting will not revoke the proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or unless you vote your shares in person at the 2013 Annual Meeting.

Stockholders of Record and Beneficial Owners

        Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and proxy materials are being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the 2013 Annual Meeting. The proxy materials include a proxy card or a voting instruction card for the 2013 Annual Meeting.

        Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials should include a proxy card or a voting instruction card for the 2013 Annual Meeting.

Quorum and Voting

        Voting Stock.    The Company's common stock, par value $0.001 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

        Record Date.    The record date for stockholders entitled to notice of and to vote at the 2013 Annual Meeting was the close of business on April 29, 2013. As of the record date, 40,263,316 shares of common stock were outstanding and entitled to be voted at the 2013 Annual Meeting.

        Quorum and Adjournments.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the 2013 Annual Meeting is necessary to constitute a quorum at the 2013 Annual Meeting.

        If a quorum is not present, the chair of the meeting or a majority of the stockholders entitled to vote who are present in person or by proxy at the 2013 Annual Meeting have the power to adjourn the 2013 Annual Meeting from time to time, without notice other than an announcement at the 2013 Annual Meeting, until a quorum is present. At any adjourned 2013 Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the 2013 Annual Meeting as originally notified.

        Vote Required.    Directors will be elected by the affirmative vote of the holders of a plurality of the shares present, in person or by proxy, and entitled to vote on the election of directors. Ratification of the selection of the Company's independent registered public accountant (Item Two) and approval of the compensation of the Company's named executive officers (Item Three) will require the affirmative vote of the holders of a majority of the shares present and entitled to vote with respect to the matter. An automated system will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Brokers do not have discretionary voting authority with respect to the election of directors or approval of the compensation of the Company's named executive officers. For ratification of the selection of the Company's independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the 2013 Annual Meeting. Broker non-votes will not have any effect on the outcome of voting on director elections or the compensation of our named executive officers. For purposes of voting on the ratification of the selection of the Company's independent registered public accountant, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

        Default Voting.    A proxy that is properly completed and submitted will be voted at the 2013 Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

  •
  FOR the nominees for director named in this proxy statement and their classification as Class I Directors, as indicated in this proxy statement;

  •
  FOR the ratification of the selection of Hein & Associates, LLP as the Company's independent registered public accountant for 2013; and

  •
  FOR the approval (on an advisory basis) of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

        If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the 2013 Annual Meeting.

 DIRECTORS AND EXECUTIVE OFFICERS

        After the 2013 Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in "Item One—Election of directors" below, the Board will be, and the executive officers of the Company are:

Name	Age	Title
Richard J. Carty(2)(4)(5)(6)(7)	44	Chairman of the Board
Marvin M. Chronister(1)(3)(4)(6)(7)	62	Director
Kevin A. Neveu(2)(3)(5)(4)(7)	52	Director
James A. Watt(1)(2)(6)	63	Director
Gregory P. Raih(1)(5)	66	Director
Michael R. Starzer	51	Director, President and Chief Executive Officer
Gary A. Grove(3)	52	Director, Executive Vice President—Engineering and Planning, Interim Chief Operating Officer
Patrick A. Graham	52	Executive Vice President—Corporate Development
Christopher I. Humber	40	Senior Vice President, General Counsel and Secretary
Lynn E. Boone	53	Senior Vice President, Reservoir Engineering
Wade E. Jaques	40	Vice President, Chief Accounting Officer, Controller and Treasurer

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

(3)
Member of Environmental, Safety and Regulatory Compliance Committee.

(4)
Member of Key Employee Search Committee.

(5)
Member of Nominating and Corporate Governance Committee.

(6)
Member of Reserve Committee.

(7)
Member of Special Litigation Committee.

        The Company's Board currently consists of seven members. The Company's certificate of incorporation provides for the division of the Company's Board into three approximately equal classes. The Board has established the classes as follows: two directors in each of Class I and Class II and three directors in Class III. The current Class I directors are James A. Watt and Gregory P. Raih; the current Class II directors are Gary A. Grove and Kevin A. Neveu; and the current Class III directors are Richard J. Carty, Marvin M. Chronister and Michael R. Starzer. The term of office for Class I directors will expire at the 2013 Annual Meeting; the term of office of Class II directors will expire at the Annual Meeting of Stockholders to be held in 2014; and the term of office of Class III directors will expire at the Annual Meeting of Stockholders to be held in 2015. Each Class I director elected at the 2013 Annual Meeting will serve a three-year term and until such director's successor is duly elected and qualified. At each succeeding annual meeting, directors elected to succeed those directors whose terms then expire will be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.

        Set forth below is biographical information about each of the Company's directors, nominees for director and executive officers.

        Richard J. Carty was elected to our Board in December 2010. Since 2009, Mr. Carty has been President of West Face Capital (USA) Corp, an affiliate of West Face Capital Inc. ("West Face Capital"), a Toronto-based investment management firm, and has served on the board of directors of portfolio companies on behalf of West Face Capital. Prior to that time, Mr. Carty was a Managing

Director of Morgan Stanley Principal Strategies in New York where he led the Special Situations, Strategic Investments and Global Quantitative Equity investment teams. Mr. Carty was at Morgan Stanley & Co. for 14 years in New York and prior to that time was a partner at Gordon Capital Corp, a private Toronto-based investment bank, for five years. We believe Mr. Carty's extensive asset management, capital markets, investment banking and private equity experience bring important and valuable skills to our Board.

        Marvin M. Chronister was elected to our Board in March, 2011. Mr. Chronister has over 35 years of experience in the oil and gas industry. Since 2006, he has been an independent investor, energy finance and operations consultant and owner and CEO of Enfield Companies. He was previously a Practice Director with Jefferson Wells and served as a Managing Director with Deloitte & Touche. Mr. Chronister also held prior investment banking positions with Merrill Lynch and Kidder Peabody. His industry experience includes President and CEO of Transwestern, and senior management positions with the Kidde Energy Group and NL Industries. Mr. Chronister most recently served on the Board of Directors of Sonde Resources Corp. from 2009 to 2012, where he held the position of Chairman and Interim CEO from 2009 until 2011. He has also served on several public and private company boards and held leadership positions with numerous industry organizations. Mr. Chronister holds a BBA degree from Stephen F. Austin State University and has attended multiple executive development programs. We believe Mr. Chronister's extensive operations and strategy experience in the oil and gas industry, as well as his finance and accounting experience, brings important and valuable skills to our Board.

        Kevin A. Neveu was elected to our Board in March 2011. Mr. Neveu has over 30 years of experience in the oil and gas industry. Currently, Mr. Neveu serves as a director, President and Chief Executive Officer of Precision Drilling Corporation, where he has served as a director and CEO since August 2007. Mr. Neveu was previously President of the Rig Solutions Group of National Oilwell Varco in Houston. Mr. Neveu holds a Bachelor of Science degree and is a graduate of the Faculty of Engineering at the University of Alberta. Mr. Neveu is a Professional Engineer, as designated by the Association of Professional Engineers, Geologists and Geophysicists of Alberta. In 2002, Mr. Neveu completed the Advanced Management Program at the Harvard Business School. Mr. Neveu serves on the board of RigNet Inc. We believe Mr. Neveu's extensive experience in the oil and gas industry as well as his experience on the boards of directors of public energy companies bring substantial leadership and experience to our Board.

        James A. Watt was appointed to our Board in August 2012. Mr. Watt has served as director, President and Chief Executive Officer of Dune Energy, Inc. since 2007. Mr. Watt served as the Chief Executive Officer of Remington Oil and Gas Corporation ("Remington") from February 1998 and the Chairman of Remington from May 2003, until Helix Energy Solutions Group, Inc. ("Helix") acquired Remington in July 2006. From August 2006 through March 2007, he served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. Mr. Watt currently serves on the Board of Helix. He received a B.S. in Physics from Rensselaer Polytechnic Institute. We believe that Mr. Watt's extensive experience in the oil and gas industry and leadership positions at other oil and gas companies bring important experience and industry expertise to our Board.

        Gregory P. Raih was elected as a member of our Board in November 2011. Mr. Raih has nearly 40 years of experience in finance and accounting in the public and private sectors and extensive experience with the oil and gas industry. Since 2010, Mr. Raih has served on the Board of Directors of General Moly, Inc. (AMEX: GMO), a U.S.-based mineral company engaged in the exploration, development and mining of molybdenum. Mr. Raih served as partner at KPMG LLP from 2002 until his retirement in 2008 and held a variety of roles as partner at Arthur Andersen LLP from 1981 to 2002. He served in the energy practice of both firms as the engagement partner on a number of clients in the oil and gas industry. Mr. Raih has a degree in Accounting from the University of Notre Dame. He is also a member of the American Institute of Certified Public Accountants and the Colorado

Society of Certified Public Accountants. We believe that Mr. Raih's financial and accounting experience, as well as his broad experience within the oil and gas industry, brings important and valuable skills to our Board.

        Michael R. Starzer is a member of our Board and is our President and Chief Executive Officer. Mr. Starzer served as a member of the board of managers and President and Chief Executive Officer of our predecessor, Bonanza Creek Energy, LLC ("BCEC"), since BCEC's formation in 2006. Mr. Starzer has over 29 years of experience in the oil and gas industry. Mr. Starzer has served in numerous positions in the oil and gas industry evaluating and developing oil, gas, electricity and geothermal resources. From 1983 to 1991, Mr. Starzer was employed by Unocal Corporation in various engineering and supervisory positions. From 1991 until 1993, Mr. Starzer served with the California State Lands Commission as Statewide Petroleum Reservoir Engineer and worked as a private consultant to the energy industry supervising operations and appraisals of oil, gas and geothermal resources on properties throughout the United States. In 1993, Mr. Starzer returned to Unocal Corporation as an Asset Manager, assisting them with the sale and management of certain assets. Starting in 1995, Mr. Starzer served as an Officer, Manager and Vice President of Berry Petroleum Corporation until co-founding Bonanza Creek Oil Company, LLC ("BCOC"), a predecessor, in 1999. Mr. Starzer holds a degree in Petroleum Engineering from the Colorado School of Mines and a Master of Science degree in Engineering Management from the University of Alaska and is a registered professional engineer in petroleum engineering. We believe Mr. Starzer's extensive experience in the oil and gas industry, his leadership positions at other oil and gas companies and his knowledge regarding our business and operations bring important experience and leadership to our company and our Board.

        Gary A. Grove is a member of our Board and is our Executive Vice President—Engineering and Planning and Interim Chief Operating Officer. Mr. Grove joined BCOC in March 2003 and served as a member of the board of managers and as Executive Vice President and Chief Operating Officer of BCEC. Mr. Grove has over 30 years of experience in the oil and gas industry serving in reservoir engineering and management positions with Unocal Corporation and Nuevo Energy prior to joining us. Mr. Grove graduated from Marietta College in 1982 with a Bachelor of Science degree in Petroleum Engineering. Mr. Grove is an active member with the Society of Petroleum Engineers and has served in various capacities for student and local chapters since 1979. We believe Mr. Grove's extensive experience in the oil and gas industry and his knowledge regarding our business and operations brings important experience and leadership to our Board.

        Patrick A. Graham joined BCOC in November 2001, served as a Senior Vice President of BCEC and currently serves as our Executive Vice President—Corporate Development. From 1995 to 2001, Mr. Graham was employed by Berry Petroleum Company where he evaluated acquisition opportunities in California, the Rocky Mountain region and Canada. Mr. Graham gained experience working with major and independent oil companies while employed with Dowell Schlumberger from 1986 to 1995. Mr. Graham received his Bachelors of Science degree in Petroleum Engineering from Texas A&M University and has held various technical positions in Utah, Colorado, New Mexico, California and Alaska.

        Christopher I. Humber has served as Senior Vice President, General Counsel and Secretary of the Company since January 1, 2012. Before joining us, Mr. Humber was a practicing attorney focusing on mergers and acquisitions and corporate finance matters for public and private companies, most recently as a partner with the law firm Kendall, Koenig & Oelsner PC in Denver, Colorado, where he served as our outside counsel since 2006. Prior to that, he was an associate with the law firm Hogan & Hartson LLP (now Hogan Lovells) in Denver, Colorado and with the law firm Arnold & Porter LLP in Washington, D.C. and McLean, Virginia. Mr. Humber graduated with high honors from Emory University School of Law where he was Editor-in-Chief of the Emory Law Journal and holds a B.A. in Biology from the University of Colorado at Boulder.

        Lynn E. Boone joined us as Senior Vice President—Reservoir Engineering in July 2012. Ms. Boone has worked in the oil and gas industry for 28 years and has significant experience and accomplishments in reserves determination and reporting, compliance, acquisitions and divestitures and corporate planning and reservoir engineering management. Ms. Boone supervises our reservoir engineering activities as it relates to the development and evaluation of oil and gas reserves and resources and is responsible for reserves estimating, reporting and compliance with federal securities regulation. Ms. Boone holds a BS in Chemical and Petroleum Refining Engineering from the Colorado School of Mines and a M.S. in Petroleum Engineering from the University of Oklahoma. Ms. Boone began her career at Unocal Corporation and has worked in lead engineering and reservoir engineering roles with the U.S. Geological Survey, HS Resources and Cody Energy. Most recently, she served as Senior Vice President—Planning and Reserves at Bill Barrett Corporation from 2003 to 2011. Ms. Boone is a co-founder of the Denver Reserves Roundtable Group established for the purpose of sharing "best practices" for reserves estimating and SEC reporting.

        Wade E. Jaques serves as the Company's Vice President, Chief Accounting Officer, Controller and Treasurer and performs the duties of principal financial officer. Mr. Jaques joined Bonanza Creek in 2010 as its Controller, was promoted to Chief Accounting Officer in September 2011 and was elected Treasurer in March 2012. Prior to joining Bonanza Creek, Mr. Jaques was the Controller and Assistant Corporate Secretary for Ellora Energy Inc., a Colorado based independent oil and gas company, from October 2005 until shortly after its merger with Exxon Mobil Corporation in August 2010. Prior to joining Ellora Energy, Mr. Jaques was an audit manager at Deloitte & Touche's Denver office serving oil and gas clients. Mr. Jaques holds both a Bachelor's and Master's degree in Accountancy from Utah State University and is a certified public accountant in Texas and Colorado.

 CORPORATE GOVERNANCE

Our Company

        Bonanza Creek Energy, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado (Rocky Mountain region) and the Dorcheat Macedonia Field in southern Arkansas (Mid-Continent region). Our management team has extensive experience acquiring and operating oil and gas properties and significant expertise in horizontal drilling and fracture stimulation, which we believe contributes significantly to the development of our sizable inventory of projects.

Corporate Governance Guidelines

        The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  Qualifications and Responsibilities of Directors;

  •
  Committees of the Board;

  •
  Director Access to Management and Independent Advisors;

  •
  Director Compensation;

  •
  Director Orientation and Continuing Education;

  •
  Chief Executive Officer Evaluation and Management Succession;

  •
  Annual Performance Evaluations;

  •
  The Company's Code of Ethics (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.bonanzacrk.com);

  •
  Term Limits for Directors; and

  •
  Changed Circumstances.

        Our Corporate Governance Guidelines are posted on our website at www.bonanzacrk.com. Our Corporate Governance Guidelines are reviewed periodically and as necessary by our Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board for its approval.

        The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

        Our Board has separated the chairman and chief executive officer roles. This leadership structure permits the chief executive officer to focus his attention on managing our business and allows the chairman to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company's management and affairs. Our chairman provides input to the chief executive officer and is responsible for presiding over the meetings of the Board and executive sessions of the non-employee directors. In 2013, we expect that an executive session will be held at every regularly scheduled Board meeting. Our chief executive officer is responsible for setting the Company's strategic direction and for the day-to-day leadership performance of the Company. Based on the current circumstances and direction of the Company and the experienced membership of our Board, our Board believes that separate roles for our chairman and our chief executive officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for our Company and its stockholders at this time.

Communications with the Board

        Stockholders or other interested parties can contact any director (including Mr. Carty, the Chairman of the Board), any committee of the Board, or our non-employee directors as a group, by writing to them at 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. All such communications will be forwarded to the appropriate member(s) of the Board. Comments or concerns relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee.

Director Independence

        The Company's standards for determining director independence require the assessment of our directors' independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. The Board assesses the independence of each non-employee director and each non-employee nominee for director under the Company's guidelines and the independence standards of the NYSE. During 2012, the Board determined that Messrs. Chronister, Neveu and Raih were independent, but that Mr. Carty was not independent based on such standards. Upon his election to our Board in August 2012, the Board determined that Mr. Watt was independent.

        The NYSE rules require that all members of our Audit Committee be independent within one year following the completion of our IPO. Under the applicable NYSE and SEC phase-in requirements, Mr. Carty served as a member of the Audit Committee until December 14, 2012. Effective December 14, 2012, Mr. Carty was replaced on the Audit Committee by Mr. Watt, who met the independence standards of the NYSE and SEC.

        During 2012, West Face Capital, Inc. beneficially owned approximately 53% of our company stock and, therefore, we were a "controlled company" under the listing standards of the NYSE and exempt from the NYSE's corporate governance requirements that all members of our Compensation Committee and Nominating and Corporate Governance Committee be independent.

        In January 2013, West Face Capital, Inc. sold 13,000,000 shares of our common stock and reduced its beneficial ownership from approximately 53% to approximately 20%. As a result, we are no longer a controlled company. In April 2013, our Nominating and Corporate Governance Committee and the Board determined that Mr. Carty was independent. Therefore, as of April 2013, all members of our Compensation Committee and Nominating and Corporate Governance Committee are independent, and we satisfy the NYSE listing standards.

Independent Director Share Ownership Requirements

        Our Board has adopted stock ownership guidelines for our independent directors to further align the interests of our independent directors with the interests of our stockholders. Independent directors are required to hold shares of our common stock with a value equal to five times the amount of the annual cash retainer paid to such director for service on our Board. Independent directors are required to achieve the applicable level of ownership within five years of the date on which such independent director was appointed or elected and began participating in our Long-Term Incentive Plan (the "LTIP").

 Financial Literacy of Audit Committee and Designation of Financial Experts

        The Board evaluated the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board determined that each of the Audit Committee members is financially literate and that Mr. Raih is an audit committee financial expert under the standards of the NYSE and SEC regulations.

Oversight of Risk Management

        Except as discussed below, the Board as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example:

  •
  the Board provides governance and oversight for the financial and commodity risks assumed by the Company and approves the policies and periodically reviews and discusses with the members of management the procedures and systems in place to identify, review and mitigate the Company's exposure to such risks;

  •
  the Board reviews the Company's commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company's hedging policy; and

  •
  the Board reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans.

        The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects.

Meetings and Committees of Directors

        The Board held 12 meetings during 2012, and its non-employee directors met in executive session nine times during 2012. The Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Reserve Committee and the Environmental Safety and Regulatory Compliance Committee. Each standing committee has adopted a formal charter detailing such committee's duties, functions and responsibilities. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on the Company's website, www.bonanzacrk.com, and such charters are drafted in a manner consistent with the regulations of the SEC and standards of the NYSE.

        In addition to the five standing committees, the Board formed a Special Litigation Committee in July 2011 to conduct an investigation of allegations made by Frank H. Bennett, a co-manager of BCOC, against our President and CEO, Michael Starzer. The Board has also established a Key Employee Search Committee on an ad hoc basis, which meets periodically as necessary, to assist management with searches for key members of our management team.

        During 2012, each director attended at least 90% of the meetings of the Board held after such director's appointment. All directors attended all meetings of each committee on which such director served held after such director's appointment. The table below provides information regarding 2012 meetings of the Board and its committees.

2012	Board	Audit	Compensation	Nominating and Corporate Governance	Reserve	Environmental Safety and Regulatory Compliance	Special Litigation	Key Employee Search
Meetings	12	13	9	4	2	2	0	4
Attendance	>90%	100%	100%	100%	100%	100%	—	100%

Audit Committee

        The members of our Audit Committee are Messrs. Raih (Chairman), Chronister and Watt. Our Board has determined all three to be financially literate and independent under the standards of the NYSE and SEC regulations and that Mr. Raih qualifies as an audit committee financial expert. The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent registered public accountants, the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants and our accounting and reporting practices and processes. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements and the Company's assessment and management of financial reporting and internal control risks. Additional information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included herein.

        Mr. Raih also attends all meetings of the Company's Disclosure Committee, which is comprised of Company employees, in order to assist our principal executive officer and principal financial officer in ensuring that all disclosures made by the Company are (i) accurate, complete and fairly present the Company's financial condition and results of operations in all material respects and (ii) made on a timely basis as required by applicable laws and stock exchange requirements.

Compensation Committee

        The members of our Compensation Committee are Messrs. Watt (Chairman), Carty and Neveu. Mr. Watt replaced Mr. Carty as Chairman of the Compensation Committee effective April 19, 2013. The Board has determined that all current members of our Compensation Committee are independent under SEC regulations and the standards of the NYSE.

        The Compensation Committee reviews and approves the goals and objectives relevant to the Company's chief executive officer's compensation, and, based on the Compensation Committee's own evaluation of the chief executive officer's performance in light of approved goals and objectives, recommends to the independent directors of the Board for their approval the total compensation of the chief executive officer. In addition, the Compensation Committee annually reviews the chief executive officer's recommendations regarding the compensation of all other executive officers and recommends the compensation, including salary and annual cash and equity incentive compensation, of such officers to the Board for its approval. The Compensation Committee also oversees our compensation and benefit plans. The Board has delegated to the Compensation Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee's charter. The Compensation Committee may form and delegate authority to subcommittees comprised of members of the Compensation Committee. The Compensation Committee has sole authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to and may meet separately with the Compensation Committee and may consult with the Compensation Committee Chairman between meetings. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its Chairman may determine. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" section and the "Compensation Committee Report" included herein.

Nominating and Corporate Governance Committee

        The members of our Nominating and Corporate Governance Committee are Messrs. Neveu (Chairman), Carty and Raih. Effective April 19, 2013, Mr. Chronister stepped off the Nominating and Corporate Governance Committee and Mr. Neveu joined the Nominating and Corporate Governance Committee and replaced Mr. Carty as its chairman. Our Board has determined that all current members of the Nominating and Corporate Governance Committee are independent under SEC regulations and the standards of the NYSE.

        The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Our Board, through its Nominating and Corporate Governance Committee, evaluates itself annually. The Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. It does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Other Matters—Stockholder Proposals; Identification of Director Candidates" section included herein.

Reserve Committee

        The members of the Reserve Committee are Messrs. Chronister (Chairman), Carty and Watt. Our Reserve Committee oversees, reviews, acts on and reports to the Board on matters regarding our reserve engineering reports and reserve engineers. Our Reserve Committee is responsible for (i) the integrity of our reserve reports, (ii) determinations regarding the qualifications and independence of our independent reserve engineers, (iii) the performance of our independent reserve engineers and (iv) our compliance with certain legal and regulatory requirements.

Environmental Safety and Regulatory Compliance Committee

        The members of the Environmental Safety & Regulatory Compliance ("ES&RC") Committee are Messrs. Chronister (Chairman), Grove and Neveu. Our ES&RC Committee's primary purpose is to assist our Board in fulfilling our responsibilities to provide global oversight and support of the Company's environmental safety, regulatory and compliance policies, programs and initiatives. In carrying out its responsibilities, the ES&RC Committee reviews the status of our health, safety and environmental performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations.

Special Litigation Committee

        In July 2011, our Board formed a Special Litigation Committee comprised of three non-employee directors—Messrs. Carty (Chairman), Chronister and Neveu—to conduct an investigation of the allegations of Frank H. Bennett, a co-manager of BCOC, against Michael R. Starzer, our President and Chief Executive Officer. During 2011, the Special Litigation Committee concluded that the allegations against Mr. Starzer were unsubstantiated and lacked merit. This matter was sent to arbitration in July 2011, and in November 2012, an arbitration panel found in favor of Mr. Starzer on all of Mr. Bennett's claims.

 Key Employee Search Committee

        The members of the Key Employee Search Committee are Messrs. Carty (Chairman), Chronister and Neveu. Our Key Employee Search Committee's primary purpose is to assist management in identifying and recruiting candidates for key management positions, including the chief operating officer and chief financial officer positions.

Attendance at Annual Meetings

        The Board encourages all directors to attend all annual meetings of stockholders, if practicable. All of our directors attended last year's annual meeting of stockholders. We anticipate that all of our directors will attend the 2013 Annual Meeting.

Stockholder Rights

        We do not have a "poison pill" or stockholder rights plan. If we were to adopt a stockholder rights plan, the Board would seek prior stockholder approval of the plan unless, due to timing constraints or other reasons, a majority of independent directors of the Board determines that it would be in the best interests of stockholders to adopt a plan before obtaining stockholder approval.

        Any stockholder of the Company who desires to submit a proposal for action at the 2014 annual meeting of stockholders and wishes to have such proposal included in the Company's proxy materials, must submit such proposal to the Company at its principal executive offices no later than January 3, 2014, unless the Company notifies the stockholders otherwise.

        The vote of stockholders required to amend our certificate of incorporation and bylaws is a simple majority vote.

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis ("CD&A") provides a general description of our executive compensation program and information about its various components. This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Executive Summary

        Throughout this discussion, the following individuals are referred to as the "named executive officers" and are included in the Summary Compensation Table:

  •
  Michael R. Starzer, President and Chief Executive Officer;

  •
  Gary A. Grove, Executive Vice President—Engineering and Planning and Interim Chief Operating Officer;

  •
  Patrick A. Graham, Executive Vice President—Corporate Development;

  •
  Christopher I. Humber, Senior Vice President, General Counsel and Secretary;

  •
  Wade E. Jaques, Vice President, Chief Accounting Officer, Controller and Treasurer; and

  •
  James R. Casperson, former Executive Vice President and Chief Financial Officer.

        Although the information presented in this CD&A focuses on our fiscal year 2012, we also describe compensation actions taken before or after fiscal year 2012 to the extent such discussion enhances the understanding of our executive compensation disclosure.

        Strong Operating and Financial Results.    Despite the uncertainty surrounding the global economy and continued volatility in commodity prices, our Company achieved strong operating and financial results for 2012, including the following:

  •
  Increased net income to $46.5 million (including approximately $44.6 million from continuing operations), as compared with $12.7 million (including approximately $14.6 million from continuing operations) for 2011;

  •
  Increased cash flows provided by operating activities to $156.9 million in 2012 from $57.6 million in 2011;

  •
  Incurred capital expenditures of $340.9 million, as compared with $165.5 million in 2011;

  •
  Increased production by 121% to 3,387.9 MBoe in 2012, with oil and NGL production representing 73% of total production;

  •
  Decreased average production costs per Boe by 24% to $9.06 per Boe in 2012 from $11.90 per Boe in 2011;

  •
  Increased proved reserves 21% to 53 MMBoe as of December 31, 2012;

  •
  Drilled our first horizontal Codell, Niobrara "C" Bench and extended reach Niobrara "B" Bench wells in the Wattenberg Field;

  •
  Increased the amount of our credit facility from $300 million to $600 million and our borrowing base from $245 million to $325 million;

  •
  Completed a bolt-on acquisition in the Wattenburg Field for $57 million, payable over four years, to enhance our existing operations and capitalize on our technical advantage in the field;

  •
  Sold non-core properties in California to focus on the Wattenburg Field in the Rocky Mountains and the Dorcheat-Madeconia field in Arkansas;

  •
  Completed an expansion of our gas processing facilities in Arkansas, expanding our total processing capacity to approximately 40 MMcf per day;

  •
  Recruited key finance and other corporate staff and built the necessary infrastructure to focus on safe, reliable and efficient business operations;

  •
  Generated total shareholder returns (based on share price appreciation during 2012) of 122%;

  •
  Amended certain marketing contracts resulting in better wellhead realizations;

  •
  Improved completion techniques and reduced cycle times from spud to spud horizontal wells; and

  •
  Became Sarbanes Oxley compliant during our first year as a public company, successfully establishing, implementing and testing internal controls and documenting numerous processes during 2012.

        Features of Our Compensation Program.    We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the attainment of our annual performance targets while acknowledging and fostering the unique qualifications, skills, experience and responsibilities of each individual.

        The following table summarizes the key features of our executive compensation program.

Best Practices in Our Executive Compensation Program

  ✓
  Pay for Performance—Our executives' total compensation is substantially weighted on performance-based pay. Our annual cash incentive awards are based on performance against key financial, operational and strategic metrics and individual performance against pre-set objectives.

  ✓
  Robust Stock Ownership—We have adopted robust stock ownership guidelines for our executives and directors.

  ✓
  External Benchmarking—Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.

  ✓
  Double-Trigger Equity Acceleration upon a Change in Control—Under our new Executive Change in Control and Severance Plan, vesting acceleration of equity incentives following a change in control only occurs if the employee is terminated within 18 months following a change in control.

  ✓
  Independent Compensation Consultant—We have engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.

  ✓
  Review of Total Compensation—Our Compensation Committee reviews spreadsheets of total compensation prior to making annual executive compensation decisions.

  ✓
  Mitigation of Undue Risk—We conduct a risk assessment annually to carefully consider the degree to which compensation plans and decisions affect risk taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.

 Practices that We Do Not Engage in or Allow

  ×
  No Excise Tax Gross-Ups—Neither our new Executive Change in Control and Severance Plan nor our employment agreements provide for excise tax gross-ups.

  ×
  No Hedging or Derivative Transactions in Company Stock—We prohibit our executives from engaging in any short-term trading, short sales, option trading and hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin.

        Compensation Committee Consideration of 2012 Stockholder Advisory Votes on Our Compensation Program.    Our Compensation Committee is continuously mindful of our stockholders' views on executive compensation. We believe our stockholders' strong support of our executive compensation program at our 2012 Annual Meeting of Stockholders reaffirmed our compensation program. At our 2012 Annual Meeting, ninety-nine percent (99%) of the advisory votes cast on the question of whether to approve our executive compensation voted in favor of approving it, and (94%) of the advisory votes cast on the question of the frequency with which we should include advisory proposals regarding executive compensation voted to have such advisory votes every year. In light of these voting results, the Company determined that it will hold an advisory vote on executive compensation every year until the next required advisory vote with respect to the frequency of advisory votes on executive compensation, which will occur no later than the Company's annual meeting of stockholders in 2018.

        Recent Changes to our Compensation Program.    Our Compensation Committee remains focused on structuring our compensation program to ensure proper alignment of pay with performance. During 2012 and the first quarter of 2013, we made a number of changes to our executive compensation program, including the adoption of the following:

  •
  stock ownership guidelines for our independent directors and executive officers, to further align their interests with the interests of our stockholders;

  •
  a short-term incentive program based on key one-year financial and operational metrics and achievement of strategic goals that drive long-term stockholder value;

  •
  an Executive Change in Control and Severance Plan and a related new form of employment agreement, with a double-trigger severance payment on a change in control; and

  •
  a Performance Share Agreement, which provides vesting of performance shares only upon the achievement of certain specified performance goals and under which 25% of our executives' 2013 LTIP grants were granted.

Compensation Program Philosophy and Objectives

        At Bonanza Creek, we view our employees as an investment for the future. We invest in our people for the future opportunity to continue to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:

  •
  to attract, retain and motivate the most qualified individuals in the oil and gas industry whom we can identify and recruit;

  •
  to provide total compensation that is flexible enough to respond to changing market conditions and that also aligns compensation levels with performance; and

  •
  to align the interests of our executives with our stockholders' interests.

        We design our compensation program to reward employees for performance that creates stockholder value by successfully implementing our long-term strategy and achieving our short-term goals. We strive to create a compensation program that rewards performance while acknowledging and fostering the unique qualifications, skills, experience and responsibilities of each individual.

Executive Compensation Risk

        The Compensation Committee has designed our short- and long-term compensation programs with features that reduce the likelihood of excessive risk-taking, including a balanced mix of cash and equity and short- and long-term incentives, an appropriate balance of fixed and at-risk compensation components, an appropriate balance of operating and financial performance measures, significant stock ownership requirements for officers, extended vesting schedules on equity grants, caps on incentive awards and prohibitions on engaging in derivative transactions in our common stock. We have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking.

Setting Executive Officer Compensation

        Role of Our Compensation Committee.    Our Compensation Committee (i) oversees our compensation programs on behalf of our Board; (ii) is responsible for proposing programs for approval by our Board that attract, retain and motivate qualified executive-level talent; (iii) monitors our compensation programs and strives to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive with that provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies; and (iv) makes proposals to our independent directors regarding the compensation of our chief executive officer. Our chief executive officer makes proposals to our Compensation Committee regarding the compensation of our other executive officers. The Compensation Committee has the sole authority to retain, amend the engagement with and terminate any compensation consultant to be used to assist in the evaluation of director or executive officer compensation. The Compensation Committee has sole authority to approve the Compensation Consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of the Compensation Consultant.

        Role of the Compensation Consultant.    The Compensation Committee first engaged Longnecker & Associates (the "Compensation Consultant") in 2011 and again engaged the Compensation Consultant for 2012. Our Compensation Committee continues to believe it is beneficial to have an independent third-party analysis to assist in evaluating and setting executive compensation. Our Compensation Committee chose the Compensation Consultant, because our Compensation Committee believes the Compensation Consultant has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. The Compensation Consultant provided our Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentives and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. The Compensation Consultant does not provide to us any services or advice on matters unrelated to executive and non-employee director compensation and reports to and takes direction from our Compensation Committee. Our Compensation Committee has determined that the advice provided by the Compensation Consultant relating to executive compensation was free from any relationships that could impair the professional advice or compromise the integrity of the information, data, conclusions or recommendations provided to our Compensation Committee. While the Compensation Consultant makes recommendations to our Compensation Committee on compensation, our Compensation Committee and Board have full discretion to act and implement compensation decisions independent of the Compensation Consultant's recommendations. For fiscal 2012, our Compensation Committee took into consideration the discussions, guidance and compensation studies produced by the Compensation Consultant to make compensation decisions.

        Competitive Benchmarking and Peer Group.    Our Compensation Committee considers competitive industry data in making executive pay determinations. In 2011, our Compensation Committee decided to maintain a formal peer group for compensation purposes. For 2012, in view of evolving industry and competitive conditions, the Compensation Consultant proposed certain revisions to the peer group companies for our Compensation Committee's review. After discussions with the Compensation Consultant and reviewing the Compensation Consultant's recommendation of a peer group based on companies with annual revenue, assets, net income, market capitalization and growth profile similar to ours, taking into account geographic footprint and employee count, our Compensation Committee revised the composition of the peer group for determining compensation levels in 2012 to include the following companies:

  •
  Approach Resources Inc.;

  •
  Carrizo Oil & Gas, Inc.;

  •
  Gulfport Energy Corporation;

  •
  Kodiak Oil & Gas Corp.;

  •
  Magnum Hunter Resources Corp.;

  •
  Oasis Petroleum Inc.;

  •
  PDC Energy, Inc.;

  •
  Resolute Energy Corporation;

  •
  Swift Energy Company; and

  •
  Venoco, Inc.

        The Compensation Committee's annual review of the Company's peer group resulted in the removal of Brigham Exploration Company, as it was acquired and no longer operated as a separate public company. The Compensation Committee also removed companies that did not fit our geographic footprint, employee count or growth profile (Endeavor International Corporation, Contango Oil and Gas Company and GeoResources, Inc.) or with significantly lower market capitalization (PetroQuest Energy, Inc., Ram Energy Resources and Warren Resources, Inc.) to replace them with the following companies, which are similarly sized to us and thus more appropriate with respect to executive compensation benchmarking: Approach Resources Inc., Carrizo Oil & Gas, Inc., Kodiak Oil & Gas, Magnum Hunter Resources Corp., Petroleum Development Corporation, Swift Energy Company and Venoco, Inc.

        The Compensation Consultant compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents and also compiled published survey compensation data from multiple sources, including the Economic Research Institute, Mercer and Towers Watson. The compensation of our executive officers was then compared with this data.

        Utilizing data obtained from the Compensation Consultant, we establish formal compensation standards for our executive officers using compensation levels at or near the market midpoint, or 50th percentile, as a guideline or starting point, and adjust such benchmark as appropriate for individual considerations such as experience, performance, tenure and job responsibilities. The Compensation Consultant determines the market benchmark by the average of (i) compensation data for our peer group and (ii) compensation data from published surveys in our industry.

        Role of CEO and Other Executive Officers in Determining Executive Compensation.    The Compensation Committee, after reviewing the information provided by the Compensation Consultant and considering other factors, determines each element of compensation for our chief executive officer. When making determinations about each element of compensation for the other executive officers, the

Compensation Committee also considers recommendations from our chief executive officer. Additionally, at the Compensation Committee's request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to use these recommendations.

Elements of Our Compensation and Why We Pay Each Element

        Our Compensation Committee, assisted by the Compensation Consultant, continues to develop compensation programs that provide our executive officers with an overall compensation package suitable to executives of a similarly situated publicly traded company, subject to ratification and/or approval by our Board. With respect to our named executive officers, our Compensation Committee designs these programs to consist of five elements: base salary, annual performance-based cash incentive compensation, long-term equity-based compensation, severance and change-in-control benefits and other employee benefits.

        Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide for our named executive officers. A significant portion of our named executive officers' compensation is in the form of annual cash incentives and long-term equity-based incentives under the LTIP. Each of these incentives plays a role in aligning pay with the Company's performance and the long-term financial interests of our named executive officers with those of our stockholders. In addition, compensation that is paid in the form of restricted stock instead of cash is at-risk, because its value varies with changes in the stock price. With a considerable percentage of their compensation paid in equity, our named executive officers have a significant stake in the long-term success of the Company along with all other stockholders. The chart below identifies the at-risk pay (incentives) relative to fixed pay (base salary, excluding payout of accrued vacation amounts) for the 2012 compensation period.

	Fixed Pay	At-Risk Pay
Name	Annual Base Salary	Annual Cash Incentive	Long-Term Equity-Based Incentive (Restricted Stock)	Total At-Risk
Mr. Starzer	22%	12%	66%	78%
Mr. Grove	23%	18%	59%	77%
Mr. Graham	23%	18%	59%	77%
Mr. Humber	28%	21%	51%	72%
Mr. Jaques	27%	22%	51%	73%

        Base Salary.    Base salary is the fixed annual compensation we pay to each of our named executive officers for carrying out their specific job responsibilities. Base salaries are a major component of the total annual cash compensation paid to our named executive officers and are an important element in the recruitment and retention of all of our employees including our named executive officers. Base salaries are determined after taking into account many factors, including the following:

  •
  the responsibilities of the officer, the level of experience and expertise required for the position and the strategic impact of the position;

  •
  the need to recognize each officer's unique value and demonstrated individual contribution, as well as future contributions;

  •
  the need to provide executives with sufficient, regularly-paid income; and

  •
  salaries paid for comparable positions in similarly-situated companies.

        In 2012, the Compensation Consultant provided our Compensation Committee with an analysis of the base salaries paid to our named executive officers in 2011 in comparison to comparable market salaries. Based on the Compensation Consultant's analysis, our Compensation Committee concluded that the base salaries of certain of our named executive officers were below the market benchmark. In order to remain market competitive with our peers, our Compensation Committee recommended, and our Board approved, a 7.4% increase in the base salary of Mr. Starzer from $326,000 to $350,000 and a 10.5% increase in the base salary of Mr. Graham from $215,000 to $237,800, both effective as of March 6, 2012.

        In connection with Mr. Jaques assuming the role of principle financial officer and the increased responsibilities and accountability associated with such role, the Compensation Committee recommended, and our Board approved, an 18.4% increase in the base salary of Mr. Jaques from $190,000 to $225,000, effective October 1, 2012, upon his designation as principle financial officer.

        Annual Cash Incentive Awards.    All of our employees, including our named executive officers, are eligible to receive annual cash incentive awards tied to the Company's performance and individual performance. We believe the annual cash incentive awards help us to:

  •
  attract and retain executive talent;

  •
  motivate management to achieve key short-term corporate goals; and

  •
  align executives' interests with stockholders' interests.

        2012 Awards.    In 2012, our Compensation Committee adopted short-term incentive program guidelines (the "2012 STIP Guidelines"), which provided a framework for 2012 annual cash incentive awards to reward our named executive officers for their (i) performance in helping the Company achieve its 2012 operational and financial goals and (ii) achievement of certain individual goals and objectives approved by the Compensation Committee.

        When considering the 2012 short term incentives for the named executive officers, including our chief executive officer, the Compensation Committee considered specific operational key performance indicators ("KPI's"), financial KPI's, organizational development objectives, investor relations activities, employee development objectives and certain process development and implementation objectives relevant to the transition from a privately held company to a publicly traded corporation. The operational KPI's included oil and gas production growth, lease operating expenses and reserve growth. Financial KPI's included revenue growth, Adjusted EBITDAX growth and total capital spending and efficiency.

        The following table summarizes the Company's 2012 performance in the areas considered by our Compensation Committee.

2012 Company KPIs	Company 2012 Performance
Production	We increased production by approximately 115% over 2011 to an average of 9,403 Boe/d during 2012.
Lease Operating Expenses	We decreased lease operating expenses per Boe by approximately 28% over 2011 to $9.58 per Boe in 2012.
Capital Spending and Efficiency	We incurred capital expenditures of $340.9 million, which include approved additions to the budget during 2012, as compared to initially budgeted 2012 capital expenditures of $298 million.
Reserve Growth	We increased proved reserves 21% over 2011 to 53 MMBoe.
Revenues	We increased our revenues by 100% to $73.5 million in 2012.
Adjusted EBITDAX	We increased our Adjusted EBITDAX by 136% to $162.1 million in 2012.(1)

(1)
We define Adjusted EBITDAX as net income plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) impairment of proved properties, (4) stock-based compensation expense, (5) gain or loss on sale of oil and gas properties, (6) interest expense, (7) unrealized gain or loss in fair value of commodity derivatives and (8) income taxes or benefit. Adjusted EBITDAX is a non-GAAP financial measure.

        In March 2013, based on the Company's achievement of certain operational and financial KPI's, strong performance in other key areas and each named executive officer's individual performance during the year, the Compensation Committee approved discretionary awards for each of our named executive officers, other than our president and chief executive officer, as follows:

Name	2012 STIP Award
Gary A. Grove	$180,000
Patrick A. Graham	$178,350
Christopher I. Humber	$157,500
Wade E. Jaques	$158,709

        For Mr. Starzer, our President and Chief Executive Officer, the Compensation Committee considered operational and financial KPI's, individual performance, achievement of certain individual goals and effective interfacing with the investment community and our public stockholders. The Compensation Committee also considered Mr. Starzer's progress and challenges in stewarding the transition from a private company to a public company, implementing the controls and processes necessary for a public company and developing the organizational and employee competencies required for corporate success. Based on Mr. Starzer's performance across these criteria, the Compensation Committee approved a discretionary award of $196,000 for Mr. Starzer.

        2013 STIP.    Our LTIP (discussed below) contemplates the award of annual cash incentive bonuses to certain of our employees, including our named executive officers, to reward employees for their performance in helping the Company achieve its short term goals. In March 2013, our Board reviewed the 2012 STIP Guidelines and approved a short term incentive program for fiscal years beginning with 2013 (the "STIP"), pursuant to the terms of our LTIP.

        The STIP provides that the aggregate pay-out of awards, as well as each individual award, must be approved by the Compensation Committee prior to the payment. The Compensation Committee has the authority to adjust awards upward or downward in its discretion, but may not make upward adjustments for named executive officers and other "covered" employees. Target payouts are 100% of base salary for our president and chief executive officer and 75% of base salary for all other named executive officers. Under the STIP, an employee's annual cash incentive is determined by the Company achieving certain key performance indicators ("KPIs"), divided into Company-wide KPIs and regional KPIs, and the employee achieving certain goals and objectives, set and communicated to each employee prior to or at the beginning of each performance period, although payouts to the named executive officers are based solely on Company-wide KPIs. The maximum payout under the STIP for named executive officers is 200% of base salary for our president and chief executive officer and 150% of base salary for the other named executive officers.

        Long-Term Equity-Based Incentives.    Our long-term incentives are designed to reward the achievement of our Company's long-term strategic objectives and to provide our named executive officers with a significant incentive to maximize stockholder value.

        Long Term Incentive Plan.    Our Board and stockholders approved the LTIP in November 2011. The LTIP provides for grants of equity incentives to attract, motivate and retain the best available personnel for positions of substantial responsibility; to provide additional incentives to our employees, directors and consultants; and to promote the success and growth of our business. Equity-incentives that may be granted under our LTIP include: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) stock options that do not qualify as incentive stock options; (iii) stock appreciation rights ("SARs"), (iv) restricted stock awards; (v) restricted stock units; (vi) unrestricted stock awards; (vii) dividend equivalent rights; (viii) performance awards; and (ix) annual incentive awards.

        Our Compensation Committee believes long-term incentive-based equity compensation is an important component of our overall compensation program because it:

  •
  rewards the achievement of our long-term goals;

  •
  aligns our named executive officers' interests with the long-term interests of our stockholders;

  •
  aligns compensation with sustained long-term value creation;

  •
  encourages executive retention with vesting of awards over multiple years; and

  •
  conserves our cash resources.

        Our LTIP is administered by our Compensation Committee, subject to the ultimate authority of our Board, which has full power and authority to take all actions and to make all determinations required or provided for under the LTIP, including designation of grantees, determination of types of awards, determination of the number of shares of common stock subject an award and establishment of the terms and conditions of awards. Our Board may amend, modify or supplement any award, provided that the grantee of such award must consent to any such amendment, modification or supplement that impairs the grantee's rights under the award. Awards under our LTIP may be made to (i) any employees, officers, directors or certain consultants of us or our affiliates, as our Board or Compensation Committee may designate; (ii) any director who is not an officer or employee of the Company; and (iii) any other individual whose participation in our LTIP is determined by our Board or Compensation Committee to be in our best interests. An eligible person may receive more than one award.

        Under our LTIP, which was established in 2011, 2,500,000 shares of our common stock were originally available for issuance. As of December 31, 2012, 1,824,770 shares were available for issuance. The number of shares issued or reserved pursuant to our LTIP is subject to adjustment as a result of certain mergers, exchanges or other changes in our common stock. For so long as we are a reporting company and after the reliance period under Section 162(m) of the Code has expired, we may award per calendar year up to (i) 250,000 shares of common stock subject to stock options or SARs and (ii) 250,000 shares of common stock other than pursuant to stock options or SARs to any single grantee. We may award to any single grantee up to $2.5 million per calendar year as an annual incentive award and up to $2.5 million per performance period as a performance award or other cash award.

        In determining 2012 awards under our LTIP, our Compensation Committee reviewed Mr. Starzer's recommendations for executive officers other than himself and made its own determination with respect to Mr. Starzer. The Compensation Committee compared such recommendations against the Compensation Consultant's market analysis to determine the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company's performance as well as individual performance and retention concerns. The Compensation Committee also considered the successful efforts of our named executive officers in completing our initial public offering in December 2011.

        In June 2012, the Compensation Committee made restricted stock grants as set forth in the table below. These restricted stock grants will vest, subject to continued employment, over a three-year period commencing February 15, 2012, with one-third vesting on each anniversary of February 15, 2012.

Name	Restricted Stock Grant Value
Michael R. Starzer	$1,052,800
Gary A. Grove	$601,600
Patrick A. Graham	$601,600
Christopher I. Humber	$376,000
Wade E. Jaques	$376,000
James R. Casperson	$601,600

        Employment Agreements in Effect as of December 31, 2012.    In December 2010, the Company entered into employment agreements with Messrs. Starzer, Grove and Graham. The employment agreements were for an initial term of three years, expiring December 21, 2013. Mr. Casperson entered into an employment agreement in November 2011, which terminated in 2012 upon his resignation. The Company entered into an employment agreement with Mr. Humber, effective January 1, 2012. These agreements provided for a base salary, participation in the former MIP (which has been replaced by the LTIP), participation in our bonus plan, participation in our benefit plans, paid vacation and reimbursement of reasonable business expenses. Upon termination of employment by us without cause, by the executive for good reason, due to permanent disability of the executive or upon resignation in connection with a change in control of our Company, such executive was entitled to (i) an immediate cash payment equal to 12 months base salary; (ii) a cash payment made within 70 days of termination, equal to 12 months base salary plus 200% of the two-year average annual bonuses paid to such executive; and (iii) for 18 months following termination, monthly reimbursement of the difference between such executive's COBRA premiums and the amount our active senior executive employees pay for the same or similar coverage under our group health plan. The executives were entitled to receive these severance benefits only upon executing a general release. These employment agreements also included two year post-termination non-competition and non-solicitation clauses.

        New Employment Agreements.    In April 2013, the Company entered into new employment agreements (the "New Employment Agreements") with Messrs. Starzer, Grove, Graham and Humber (who each terminated their existing employment agreements described above). Mr. Jaques does not currently have an employment agreement. The New Employment Agreements entitle the executives to participate in the Severance Plan (described below), which provides for a double-trigger equity acceleration and a double-trigger termination payment equal to one to three times salary and bonus for named executive officers upon a change in control. The New Employment Agreements prohibit the executives while they are employed by the Company from being involved in oil and gas exploration and development activities and other activities that directly compete with the Company's business. The New Employment Agreements, where enforceable, also prohibit the executives from any business engaged in oil and gas exploration and development activities within a twenty-five mile radius of any mineral property interest of the Company or its affiliates (with exceptions in both cases for preexisting business activities and opportunities first offered to and declined by the Company) for a period of one to three years (based on the executive's position) after employment has ended with the Company.

        We believe that the interests of our stockholders are best served if we provide separation benefits to eliminate, or at least reduce, the reluctance of executive officers to pursue potential corporate transactions that may be in the best interests of our stockholders, but that may result in adverse consequences to the employment situations of our executive officers. Further, these agreements ensure an understanding of what benefits are to be paid in the event of termination of employment in certain specified circumstances, including in connection with a change in control.

        Severance Plan.    On March 26, 2013, the Compensation Committee recommended and the Board approved a new Executive Change in Control and Severance Plan (the "Severance Plan") to be effective March 28, 2013. The Severance Plan is applicable to all executive officers who have executed a New Employment Agreement. Under the Severance Plan, the executive officer receives certain severance benefits upon his resignation or termination within 18 months following a change in control if such termination is initiated by our Company for any reason other than for Cause (as defined in the Severance Plan), or by the executive for Good Reason (as defined in the Severance Plan). The Severance Plan provides similar benefits outside the context of a change in control for termination without Cause, resignation for Good Reason, death or disability. Assuming the executive executes and continues to comply with a general release of liability against the Company within 60 days after such termination or resignation, the executive is entitled to the following benefits, based on his job title:

Element	Payment
Base Salary	A lump sum cash payment equal to a multiple of the executive's base salary as of the date of termination, with the multiple as follows: president and chief executive officer—three times; executive vice presidents—two and one half times; senior vice presidents—two times; and vice presidents—one time
Bonus

A lump sum cash payment equal to a multiple of the greater of the annual average of the bonuses received by the executive pursuant to the Company's annual incentive program in the two calendar years prior to termination and such executive's current target bonus amount, with the multiple as follows: president and chief executive officer—three times; executive vice presidents—two and one half times; senior vice presidents—two times; and vice presidents—one time

Vesting of Equity Awards

Immediate vesting of all outstanding equity awards that would vest solely based on continued employment and continued vesting of incentives tied to performance goals upon achievement of such goals, notwithstanding executive's termination

Benefits

Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by Company for a period of 18 months for our president and chief executive officer, all executive vice presidents and all senior vice presidents and 12 months for our vice presidents

        Other Employee Benefits.    We expect that the named executive officers will continue to be eligible for the same health, welfare and other employee benefits available to our employees generally, including medical and dental insurance, short and long-term disability benefits, parking and a 401(k) plan that includes Company matching of an employee's contributions of up to 6% of each employee's cash earnings. We believe that offering a comprehensive employee benefits package helps us attract and retain executive talent and remain competitive in our industry.

Executive Officer Stock Ownership Guidelines

        During 2012, we established stock ownership guidelines for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our stockholders. The ownership guidelines for our named executive officers are currently established at the following minimum levels:

Name	Position	Multiple	Status
Mr. Starzer	President and Chief Executive Officer	5x base salary	Exceeds
Mr. Grove	Executive Vice President	3x base salary	Exceeds
Mr. Graham	Executive Vice President	3x base salary	Exceeds
Mr. Humber	Senior Vice President	2x base salary	*
Mr. Jaques	Vice President	2x base salary	*

*
Required to achieve the applicable level of stock ownership within five years of the date that such executive was appointed to his position and began participating in the LTIP (in each case, by 2017).

        The Compensation Committee monitors stock ownership levels on an annual basis. If an executive is promoted to a position with a higher salary multiple, such executive will have two years from the date of the change in position to reach the higher expected stock ownership level, but still must meet the prior expected ownership level within the original five-year period. Shares that count towards satisfaction of the guidelines do not include unvested restricted stock.

Accounting and Tax Considerations

        Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our named executive officers, including the following:

        Section 162(m) of the Code.    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a limitation was placed on tax deductions of any publicly held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Certain exceptions to the deductibility limitation apply for a limited period of time in the case of companies that become publicly traded through an initial public offering, assuming certain conditions are satisfied. We expect that compensation payable with respect to awards granted under the LTIP during this limited period will fit within that exception. With respect to our other compensation arrangements, to the extent such arrangements are not eligible for the foregoing exception, we reserve the right to use our judgment to authorize compensation payments that do not comply with the performance-based compensation exemption in Section 162(m) of the Code when we believe that such payments are appropriate and in the best interest of our stockholders, after taking into consideration changing business conditions and/or the executive's individual performance and/or changes in specific job duties and responsibilities.

        Section 409A of the Code.    Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

        Section 280G of the Code.    Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive's prior compensation. In approving compensation arrangements for our named executive officers, our Compensation Committee and Board consider all elements of the cost to the company of providing such compensation, including the potential impact of Section 280G of the Code. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

        Our arrangements with our executive officers do not provide a "gross-up" or other reimbursement payment for any tax liability that such officer might owe as a result of the application of Sections 280G,

4999, or 409A of the Code, and we have not agreed and are not otherwise obligated to provide any named executive officers with such a "gross-up" or other reimbursement. Our arrangements generally provide that if any payments constitute "parachute payments" (as defined under Section 280G of the Code), then such payment may be reduced so that such payment is less than the limitation under Section 280G or paid in full, whichever produces the better after tax result for the executive officer.

        ASC Topic 718 regarding Stock Compensation.    Financial Accounting Standards Board Accounting Standards Codification, Topic 718, "Compensation—Stock Compensation" ("ASC Topic 718") requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock and other equity-based awards are accounted for under ASC Topic 718. Our Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

        The following table shows information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)		All Other Compensation ($)(3)	Total ($)
Michael R. Starzer	2012	395,435		196,000		1,052,800	(4)	21,395	1,665,630
President and Chief Executive	2011	304,429		58,000		—	(5)	12,910	375,339
Officer	2010	275,018		4,000		4,000		9,923	292,941
Gary A. Grove	2012	267,000		180,000		601,600	(4)	14,955	1,063,555
Executive Vice President—	2011	234,237		61,000		—	(5)	13,911	309,148
Engineering and Planning and	2010	225,014		15,192		3,200		14,197	257,603
Interim Chief Operating Officer
Patrick A. Graham	2012	266,394		178,350		601,600	(4)	14,533	1,060,877
Executive Vice President—	2011	201,540		38,000		692,189	(6)	14,446	946,175
Corporate Development	2010	180,003		9,040		2,400		11,399	202,842
Christopher I. Humber(7)	2012	205,961		212,500	(8)	376,000	(4)	15,408	809,869
Senior Vice President, General
Counsel and Secretary
Wade E. Jaques(9)	2012	206,097		163,709	(10)	376,000	(4)	12,634	758,440
Vice President, Chief Accounting
Officer, Controller and Treasurer
James R. Casperson	2012	241,575	(11)	—		648,251	(12)	543,335	1,433,161
Former Executive Vice President	2011	147,583	(13)	—		446,573		1,211	595,367
and Chief Financial Officer

(1)
Amount includes a payment for accrued vacation in the following amounts: Mr. Starzer—$50,154; Mr. Grove—$27,000; Mr. Graham—$33,077; Mr. Jaques—$12,059; and Mr. Casperson—$2,075. In 2012, the Company changed its policy and no longer tracks or permits accrual of vacation by executives.

(2)
Values represent amounts received pursuant to discretionary bonuses. See "—Annual Performance-Based Cash Incentive Compensation" above.

(3)
All Other Compensation for 2012 included the following:

Named Executive Officer	Life Insurance Premiums ($)	401(k) Employer Match ($)	Severance ($)		Total ($)
Michael R. Starzer	645	20,750	—		21,395
Gary A. Grove	534	14,421	—		14,955
Patrick A. Graham	534	13,999	—		14,533
Christopher I. Humber	470	14,938	—		15,408
Wade E. Jaques	442	12,192	—		12,634
James R. Casperson	505	14,730	528,100	(A)	543,335

(A)
Pursuant to a severance agreement executed in connection with his resignation, effective November 1, 2012, Mr. Casperson received a severance payment of $300,000, and 10,000 shares of common stock, which should have been forfeited pursuant to the terms of his Restricted Stock Award Agreement, dated December 15, 2011, were allowed to vest and were valued at $228,100 (the number of shares multiplied by $22.81, the price of our common stock on November 9, 2012, the effective date of the separation agreement with Mr. Casperson).
(4)
Amounts represent the aggregate grant date fair value of awards of restricted stock pursuant to our LTIP, which vest, subject to continued employment, over the course of three years, with one-third vesting on each anniversary of February 15, 2012.

(5)
Amount does not include the value of shares of pre-IPO Class B restricted common stock awarded to Messrs. Starzer and Grove under the MIP, which converted into shares of our common stock upon our IPO, because such amounts were earned in prior periods.

(6)
Amount represents Employee Shares (defined below) received by BCEC in connection with our 2010 restructuring and distributed to Mr. Graham pursuant to the MIP. These shares were granted to Mr. Graham upon our IPO and the value show is based on $17.00 per share, the amount paid by investors in our IPO.

(7)
Mr. Humber joined our Company effective as of January 1, 2012.

(8)
Amount includes a 2012 STIP award of $157,500, a signing bonus of $50,000 and a spot bonus of $5,000 for Mr. Humber's exceptional work in connection with the 2012 Annual Meeting of Stockholders.

(9)
Mr. Jaques was appointed as our principal financial officer effective as of November 1, 2012.

(10)
Amount includes a 2012 STIP award of $158,709 and a spot bonus of $5,000 paid in May 2012 in recognition of Mr. Jacques exceptional work in bringing the accounting function fully in-house, which had previously been partially outsourced.

(11)
Mr. Casperson was appointed Executive Vice President and Chief Financial Officer effective as of October 31, 2011 and resigned from both of these positions effective November 1, 2012. Full year salary for 2012 would have been $260,000. On November 2, 2012, the Company entered into a consulting agreement with Mr. Casperson and agreed to pay him a retainer of $7,500 per month and $175 per hour (for services in excess of 43 hours per month) for consulting services for a period of six months. The amount for 2012 includes $15,000 of consulting fees paid pursuant to such consulting agreement.

(12)
Amount represents grants of (i) 40,000 shares of restricted stock pursuant to our LTIP, which would have vested, subject to continued employment, over the course of three years, with one-third vesting on each anniversary of February 15, 2012, and (ii) 2,586 shares of restricted stock granted in connection with Mr. Casperson's service on our Board in 2011, which vested immediately. Mr. Casperson forfeited the 40,000 shares of restricted stock pursuant to our LTIP in connection with his resignation.

(13)
Amount includes $107,583 for board fees for services as a director during 2011.

        As reflected in the Summary Compensation Table above, the salary received by each of our named executive officers as a percentage of their respective total compensation during the year indicated was as follows:

Name	Year	Salary as Percentage of Total Compensation
Michael R. Starzer	2012	24%
	2011	82%
	2010	94%
Gary A. Grove	2012	25%
	2011	76%
	2010	87%
Patrick A. Graham	2012	25%
	2011	22%
	2010	89%
Christopher I. Humber	2012	25%
Wade E. Jaques	2012	27%
James R. Casperson	2012	17%
	2011	25%

Grants of Plan-Based Awards

        The following table provides information concerning each grant of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2012. All grants were made pursuant to our LTIP.

Name	Grant Date	All other stock awards; Number of shares of stock units	Grant date fair value of stock awards ($)
Michael R. Starzer	6/14/12	70,000	1,052,800	(1)
Gary A. Grove	6/14/12	40,000	601,600	(1)
Patrick A. Graham	6/14/12	40,000	601,600	(1)
Christopher I. Humber	6/14/12	25,000	376,000	(1)
Wade E. Jaques	6/14/12	25,000	376,000	(1)
James R. Casperson	6/14/12	40,000	601,600	(2)
James R. Casperson	8/3/12	2,586	46,651	(3)

(1)
The grant date fair value is calculated using the price of our common stock on the date of grant of $15.04.

(2)
The grant date fair value is calculated using the price of our common stock on the date of grant of $15.04. The shares were forfeited on November 9, 2012 in connection with Mr. Casperson's separation from full time service.

(3)
The grant date fair value is calculated using the price of our common stock on the date of grant of $18.04 per share. The grant to Mr. Casperson consisted of 2,586 shares of restricted stock granted in connection with Mr. Casperson's service on our Board in 2011, which vested immediately.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

        Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.

        BCEC Management Incentive Plan.    In 2010, we adopted a Management Incentive Plan, which we refer to as the MIP. Under the MIP, 10,000 shares of our pre-IPO Class B restricted common stock were reserved for issuance in connection with restricted stock awards to management and employees. On December 23, 2010, pre-IPO Class B restricted shares were granted to Messrs. Starzer, Graham and Grove as follows: 2,500 shares to Mr. Starzer; 2,000 shares to Mr. Grove; and 1,500 shares to Mr. Graham. Mr. Casperson received a grant of 600 shares of pre-IPO Class B restricted common stock in connection with the commencement of his employment, but such shares were forfeited upon his resignation in October 2012. As a result of our IPO, pre-IPO Class B restricted common stock was exchanged for our post-IPO common stock. The shares subject to the MIP vest in one-third increments annually, which began on December 20, 2012, the first anniversary of our IPO, provided that such individual remains employed by the Company. We feel that the vesting provisions are sufficient to encourage our executive management to produce long-term stockholder value. The MIP was terminated in connection with our IPO such that no further grants will be made under the MIP.

        BCEC Investment Trust.    The BCEC Investment Trust was formed to hold shares of our common stock received by BCEC, our predecessor, in connection with the redemption of BCEC's equity in our December 23, 2010 corporate restructuring. The beneficiaries of the trust were BCOC (a predecessor of BCEC), certain of our employees and Frank H. Bennett, a co-manager of BCOC. In February 2013 in connection with the arbitrator's ruling in the Bennett vs. Starzer matter, 13,825 shares held by the trust were distributed to certain former employees; 59,372 shares were distributed to certain current employees, including 19,181 shares distributed to Mr. Graham; 135,953 shares were distributed to Frank H. Bennett; and 1,675,950 shares were distributed to BCOC.

        Bonanza Creek Employee Holdings.    In connection with the dissolution of our predecessor, BCEC, certain shares of our former common stock held by BCEC were transferred to Bonanza Creek Employee Holdings, LLC ("BCEH"), an entity managed by Messrs. Starzer and Grove. These shares, which we refer to as the "Employee Shares," were intended to be granted to employees but were held by BCEH in order to defer any tax liability resulting from their issuance to employees until a liquid market in our shares of common stock existed. Immediately prior to the closing of the IPO, all Employee Shares were distributed to employees of the Company. Additionally, 73,197 shares held in trust by the BCEC Investment Trust pending the outcome of the Bennett vs. Starzer arbitration were distributed to current and former employees in February 2013.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth certain information with respect to the outstanding stock awards held by the named executive officers at the end of fiscal year 2012.

Name	Number of shares of stock that have not vested	Market Value of shares of stock that have not vested ($)(1)
Michael R. Starzer	142,972	3,973,192
Gary A. Grove	98,376	2,733,869
Patrick A. Graham	83,782	2,328,302
Christopher I. Humber	30,836	856,932
Wade E. Jaques	29,378	816,415

(1)
Amounts reflect the market value of unvested shares of our common stock based on $27.79 per share, the closing price of our common stock as of December 31, 2012, the last trading day of fiscal year 2012, as quoted by the New York Stock Exchange.

Options Exercised and Stock Vested

        We did not grant any stock options during fiscal 2012 or prior years. The following table sets forth restricted shares of our common stock held by our named executive officers that vested during fiscal 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Michael R. Starzer	36,486	1,019,419
Gary A. Grove	29,190	815,569
Patrick A. Graham	21,892	611,662
Christopher I. Humber	2,920	81,585
Wade E. Jaques	2,189	61,161
James R. Casperson	12,586	274,751

(1)
Except for Mr. Casperson, amounts reflect the market value of shares of our common stock based on $27.94 per share, the closing price of our common stock as of December 20, 2012, the vesting date, as quoted by the New York Stock Exchange. Mr. Casperson's total is based on 2,586 director shares vesting on August 3, 2012 at a closing price of $18.04 and 10,000 shares of common stock vesting on November 9, 2012 at a closing price of $22.81.

Potential Payments Upon Termination and Change in Control

        Payments pursuant to Employment Agreements in Effect as of December 31, 2012.    The table below discloses a hypothetical amount of compensation and/or benefits due to the named executive officers in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2012, and, in the case of Messrs. Starzer, Grove, Graham and Humber, are calculated pursuant to employment agreements in place as of December 31, 2012. The amounts below constitute estimates of the amounts that would be paid to the named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered "forward looking statements."

Name	Payment Type	Termination for Cause, Resignation without Good Reason or Death ($)	Termination without Cause, Resignation for Good Reason or Disability ($)	Termination following a Change in Control ($)(1)
Michael R. Starzer	Cash Severance	—	700,000	700,000
	Bonus Payment	—	62,000	62,000
	Stock Award(2)	—	—	1,945,300	(3)
	Health Payment	—	20,104	20,104

	TOTAL	—	782,104	2,727,404

Gary A. Grove	Cash Severance	—	480,000	480,000
	Bonus Payment	—	76,192	76,192
	Stock Award(2)	—	—	1,111,600	(3)
	Health Payment	—	20,104	20,104

	TOTAL	—	579,296	1,687,896

Patrick A. Graham	Cash Severance	—	475,600	475,600
	Bonus Payment	—	47,040	47,040
	Stock Award(2)	—	—	1,111,600	(3)
	Health Payment	—	20,104	20,104

	TOTAL	—	542,744	1,654,344

Christopher I. Humber	Cash Severance	—	420,000	420,000
	Bonus Payment	—	—	—
	Stock Award(2)	—	—	694,750
	Health Benefit	—	20,104	20,104

	TOTAL	—	440,104	1,134,854

Wade E. Jaques	Stock Award(2)	—	—	694,750	(3)

	TOTAL	—	—	694,750

James R. Casperson(4)	Cash Severance	300,000	—	—
	Bonus Payment	—	—	—
	Stock Award	288,100	—	—

	TOTAL	588,100	—	—

(1)
Change of control payments with respect to cash severance and bonus amounts are contingent upon resignation, with or without good reason, within 30 days following the six-month anniversary of the effective date of the change in control.

(2)
Upon termination without cause, resignation for good reason, death or permanent disability, one-third of the unvested shares of the Company's common stock that were originally issued under the MIP are forfeited with the remaining two-thirds (i) retained subject to the vesting schedule in place as if no termination had occurred or (ii) vested upon a unanimous determination of certain of the remaining members of senior management ("Senior Management"). Upon termination for cause or resignation without good reason, all of the unvested MIP shares are forfeited unless Senior Management unanimously determines to allow two-thirds of such shares (x) to be retained subject to the vesting schedule in place as if no termination had occurred or (y) to fully vest. The amounts listed in the table above do not include any amounts for accelerated vesting on restricted stock under the MIP.

(3)
Pursuant to the terms of restricted stock agreements for grants of restricted stock under the LTIP, all restricted stock is deemed vested following the occurrence of a change in control upon termination without cause or resignation for good reason within six months following the change in control.

(4)
Represents amounts actually received by Mr. Casperson upon his resignation effective November 9, 2012.

        Payments pursuant to the New Employment Agreements.    The table below discloses a hypothetical amount of compensation and/or benefits due to named executive officers with New Employment Agreements in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2012, and are calculated pursuant to the terms of the New Employment Agreements. The amounts below constitute estimates of the amounts that would be paid to the named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered "forward looking statements."

Name	Payment Type	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause, Resignation for Good Reason, Disability or Death ($)	Termination following a Change in Control ($)(1)
Michael R. Starzer	Cash Severance	—	1,050,000	1,050,000
	Bonus Payment	—	1,050,000	1,050,000
	Stock Award(2)	—	3,973,192	3,973,192
	Health Payment	—	20,104	20,104

	TOTAL	—	6,093,296	6,093,296

Gary A. Grove	Cash Severance	—	600,000	600,000
	Bonus Payment	—	450,000	450,000
	Stock Award(2)	—	2,733,869	2,733,869
	Health Payment	—	20,104	20,104

	TOTAL	—	3,803,973	3,803,973

Patrick A. Graham	Cash Severance	—	594,500	594,500
	Bonus Payment	—	445,875	445,875
	Stock Award(2)	—	2,328,302	2,328,302
	Health Payment	—	20,104	20,104

	TOTAL	—	3,388,781	3,388,781

Christopher I. Humber	Cash Severance	—	420,000	420,000
	Bonus Payment	—	315,000	315,000
	Stock Award(2)	—	856,932	856,932
	Health Payment	—	20,104	20,104

	TOTAL	—	1,612,036	1,612,036

(1)
Change of control payments are contingent upon resignation for good reason or termination without cause within 18 months following the change in control.

(2)
Upon termination without cause, resignation for good reason, death or permanent disability, all unvested equity becomes fully vested.

Pension Benefits

        Other than our 401(k) Plan, we do not have any plan that provides for retirement benefits.

Non-Qualified Deferred Compensation

        We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Director Compensation

        Our Board believes that attracting and retaining qualified non-employee directors will be critical to the ongoing operation of our company. Accordingly, in 2012, our Board adopted, and our stockholders subsequently approved, a director compensation plan based on the Compensation Consultant's recommendation and report of the companies in our peer group and utilizing the 50th percentile of such peer group as a guideline.

        Our non-employee director compensation plan includes (i) an annual cash retainer of $50,000; (ii) an annual grant of restricted shares of our common stock with a fair market value of $80,000, subject to one year cliff vesting; (iii) $2,000 for each Board of Directors meeting attended and $1,000 for each committee meeting attended; (iv) an additional annual cash retainer for service as the chairman of each of the audit ($15,000), compensation ($10,000), nominating and corporate governance ($5,000), environmental safety and regulatory compliance ($5,000) and reserve ($5,000) committees (provided that, in the event one director serves as the chairman of more than one committee, such director will only receive the highest such retainer); and (v) reimbursement for expenses incurred in connection with service as a director. Stock grants under this compensation plan are made under our LTIP. Stock grants for the term beginning with the 2012 Annual Meeting of Stockholders and ending with the 2013 Annual Meeting were made in 2012 and vest on the day before the 2013 Annual Meeting, subject to continued service.

        Directors who are also members of our executive management do not receive any additional compensation for their service on our Board.

        The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2012.

2012 Director Compensation
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Total ($)
Marvin M. Chronister	104,000	(2)	179,967	(3)	283,967
Richard J. Carty(4)	—		—		—
Kevin A. Neveu	87,000	(5)	179,967	(3)	266,967
Gregory P. Raih	107,000	(6)	133,316	(7)	240,316
James A. Watt	37,833		65,052	(8)	102,885

(1)
All stock award amounts reflect a grant date fair value of $18.04, per ASC Topic 718.

(2)
Does not include $27,000 paid in 2012 for 2011 Board service.

(3)
Reflects values of (i) 2,217 fully vested shares granted for service on the Board in the first half of 2012, (ii) 4,434 restricted shares granted for service on the Board for the term beginning with the 2012 annual meeting of stockholders and ending with the 2013 annual meeting of stockholders, and (iii) 3,325 fully vested shares granted in 2012 for 2011 Board service.

(4)
Mr. Carty, who is affiliated with West Face Capital, a beneficial owner of more than 5% of our common stock in 2012, elected not to take any compensation for his service on our Board for fiscal 2012.

(5)
Does not include $27,000 paid in 2012 for 2011 Board service.

(6)
Does not include $6,000 paid in 2012 for 2011 Board service.

(7)
Reflects values of (i) 2,217 fully vested shares granted for service on the Board in the first half of 2012, (ii) 4,434 restricted shares granted for service on the Board for the term beginning with the 2012 Annual Meeting of Stockholders and ending with the 2013 Annual Meeting and (iii) 739 fully vested shares granted in 2012 for 2011 Board service.

(8)
Reflects value of 3,606 restricted shares granted for service on the Board for the term beginning with the 2012 Annual Meeting of Stockholders and ending with the 2013 Annual Meeting.

Indemnification

        Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive in advance reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table represents the securities authorized for issuance under our equity compensation plans as of December 31, 2012.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	1,824,770	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	1,824,770

(1)
Represents securities available for issuance under our LTIP as of December 31, 2012.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Carty, Neveu and Watt were members of the Compensation Committee during 2012. No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers serve or has served on the Board of Directors or compensation committee of a company that has one or more executive officers who serve on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one or more of our executive officers serves as a member of the Board of Directors or compensation committee of that company.

COMPENSATION COMMITTEE REPORT

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board
James A. Watt, Chairman Richard J. Carty, Member Kevin A. Neveu, Member

AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference in such filing.

        The Audit Committee is governed by a charter that the Company's Board of Directors approved and adopted and which is reviewed annually by the Audit Committee and revised as necessary with Board approval. The Board of Directors has determined that: (i) Messrs. Raih, Chronister and Watt are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and (ii) all current Audit Committee members are financially literate. In addition, the Board of Directors has determined that Mr. Raih qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company's financial reporting, accounting systems and processes, and internal controls. During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2012, the Audit Committee:

  •
  reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2012 with management and with the independent registered public accountants;

  •
  required management to perform an evaluation and make an assessment of the effectiveness of the Company's internal controls over financial reporting asserting compliance with the Sarbanes-Oxley Act of 2002 and discussed the results with management and with the independent registered public accountants;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the quality, clarity, consistency and completeness of the Company's financial reporting and disclosures, (iii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, including the independent registered public accountants' independence, and (iv) the matters required to be discussed by Statement on

    Auditing Standard ("SAS") No. 61 (Codification of Statements on Auditing Standards, AU § 380), Communication with Audit Committees, as amended;

  •
  discussed with management and with the independent registered public accountants the process by which the Company's principal executive officer and principal financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act (details regarding the fees paid to Hein & Associates, LLP in fiscal 2012 for audit services, tax services and all other services, are set forth at "Audit and Other Fees" below); and

  •
  considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself, as recommended by the NYSE's corporate governance rules.

        With respect to rotation of the audit firm, the Audit Committee has concluded that the current benefits to the Company from continued retention of Hein & Associates, LLP warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an annual basis.

        Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

        The Audit Committee meets regularly with management, the Company's internal auditors and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

        Based on the review and discussion referred to above, and in reliance on the information, opinions, reports and statements presented to us by the Company's management and Hein & Associates, LLP, we recommended to the Board of Directors that the December 31, 2012 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

Audit Committee of The Board of Directors
Gregory P. Raih, Chairman James A. Watt, Member Marvin M. Chronister, Member

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2013 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.

        Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. The address for the Company's directors and executive officers is 410 17th Street, Suite 1400, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class(1)
Significant Stockholders
Her Majesty the Queen in Right of Alberta as represented by Alberta Investment Management Corporation(2)	7,587,859	18.86%
West Face Capital Inc.(3)	8,166,134	20.30%
Prudential Financial, Inc.(4)	2,466,260	6.13%
Jennison Associates LLC(4)	2,459,430	6.11%
Directors and Named Executive Officers
Richard J. Carty	—	—
Marvin M. Chronister(5)	16,976	*
Kevin A. Neveu(5)	9,976	*
Gregory P. Raih(5)	12,390	*
James A. Watt(5)	3,606	*
Michael R. Starzer(6)	2,092,777	5.20%
Gary A. Grove(7)	269,531	*
Patrick A. Graham(8)	148,491	*
Christopher I. Humber(9)	40,241	*
Wade E. Jaques(10)	38,664	*
James R. Casperson	11,574	*
All directors and executive officers as a group (11 persons)(5)(6)(7)(8)(9)(10)(11)	2,665,335	6.63%

*
Less than 1%.

(1)
Based on 40,226,239 shares of common stock issued and outstanding as of March 31, 2013.

(2)
According to a Schedule 13G filed with the SEC on February 14, 2012, on behalf of Her Majesty the Queen in Right of Alberta ("HMQ"), as represented by Alberta Investment Management Corporation ("AIMCo"), HMQ has no power to vote and has sole dispositive power over these shares. HMQ holds such shares in her own capacity and as trustee/nominee for certain Alberta pension clients for which AIMCo serves as investment manager pursuant to the Alberta Investment Management Corporation Act R.S.A. C.A. 26-5 (2007). Such clients have the right to receive dividends from, or the proceeds from the sale of, such shares held on their behalf. As of February 14, 2013, HMQ, as represented by AIMCo, may be deemed the beneficial owner of those shares over which West Face Capital may exercise voting power pursuant to an investment management agreement between West Face Capital and AIMCo, on behalf of its clients. The address for Her Majesty the Queen in Right of Alberta, a client advised by Alberta Investment

  Management Corporation, is c/o AIMCo, 1100-10830 Jasper Avenue, Edmonton, Alberta T5J 2B3 Canada.

(3)
West Fact Capital and Gregory A. Boland each shared voting power over these shares, shared dispositive power over 578,275 of these shares and no dispositive power over the remaining shares. Project Black Bear LP, a Delaware limited partnership ("PBBLP"), holds 578,275 of these shares, and HMQ, in her own capacity and as trustee/nominee for certain Alberta pension clients, for which AIMCo serves as investment manager, holds 7,587,859 of these shares. West Face Capital serves as investment manager to PBBLP. West Face Capital may exercise voting power over the shares held by HMQ pursuant to an investment management agreement between West Face Capital and AIMCo, on behalf of its clients. Mr. Boland is President and Chief Executive Officer of West Face Capital. In such capacities, West Face Capital and Mr. Boland may be deemed to have voting and dispositive power over the shares held by PBBLP and may be deemed to have voting power over the shares held by HMQ. The address for West Face Capital and Mr. Boland is 2 Bloor Street East, Toronto, Ontario M4W 1A8 Canada.

(4)
According to a Schedule 13G filed with the SEC on February 13, 2013, on behalf of Prudential Financial, Inc. ("Prudential"), Prudential has, with respect to the Company's common stock, sole power to vote 137,467 shares, shared power to vote 2,279,439 shares, sole power to dispose of 137,467 shares and shared power to dispose of 2,328,793 shares. Of these shares, 2,459,420 shares are beneficially owned by Jennison Associates LLC, a subsidiary of Prudential. According to a Schedule 13G filed with the SEC on February 11, 2013, Jennison Associates LLC has sole power to vote 2,411,202 of these shares and shared power to dispose of 2,459,430 of these shares. As of March 31, 2013, Jennison Associates LLC may be deemed the beneficial owner of these shares. The address for Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777. The address for Jennison Associates LLC is 466 Lexington Avenue, New York, NY 10017.

(5)
Amounts include shares of restricted common stock subject to vesting as follows: Mr. Chronister—4,434 shares; Mr. Neveu—4,434 shares; Mr. Raih—4,434 shares; and Mr. Watt—3,606 shares. All such shares shall vest one day prior to the 2013 Annual Meeting, subject to continued service.

(6)
Amount includes (i) 98,067 shares held by The Starzer Revocable Living Trust, dated February 26, 1998, for which Mr. Starzer and his spouse, Patricia K. Starzer, are trustees and each has independent voting and dispositive power (Mrs. Starzer disclaims beneficial ownership of any other shares for which Mr. Starzer may be deemed to have beneficial ownership), (ii) 391,957 shares held directly by Mr. Starzer, which includes (a) 247,409 shares of common stock (all of which have been pledged to Wells Fargo Bank, N.A. by Mr. Starzer as collateral for a line of credit, which had a zero balance as of March 31, 2013), and (b) 144,548 shares of restricted common stock subject to vesting and (iii) 1,602,753 shares held by BCOC over which Mr. Starzer has shared voting and dispositive power with the other co-manager of BCOC and with respect to which Mr. Starzer disclaims beneficial ownership to the extent he does not have a pecuniary interest in such shares. This number does not include 8,303 performance shares representing a contingent right to receive 0-200% of that number of shares of common stock based on continued employment and achievement of certain predetermined performance goals.

(7)
Amount includes 175,335 shares of common stock and 94,196 shares of restricted common stock subject to vesting, but does not include 3,051 performance shares representing a contingent right to receive 0-200% of that number of shares of common stock based on continued employment and achievement of certain predetermined performance goals.

(8)
Amount includes 68,960 shares of common stock and 79,531 shares of restricted common stock subject to vesting, but does not include 3,028 performance shares representing a contingent right to receive 0-200% of that number of shares of common stock based on continued employment and achievement of certain predetermined performance goals.

(9)
Amount includes 9,565 shares of common stock and 30,676 shares of restricted common stock subject to vesting, but does not include 2,725 performance shares representing a contingent right to receive 0-200% of that number of shares of common stock based on continued employment and achievement of certain predetermined performance goals.

(10)
Amount includes 10,264 shares of common stock and 28,400 shares of restricted common stock subject to vesting, but does not include 2,452 performance shares representing a contingent right to receive 0-200% of that number of shares of common stock based on continued employment and achievement of certain predetermined performance goals.

(11)
Does not include Mr. Casperson, who was no longer an officer or director as of March 31, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

        The executive officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2012, except that a Form 4 for Mr. Raih reporting one transaction was filed late.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

        An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any "Related Party" has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A "Related Party" includes:

  •
  director or director nominee of the Company;

  •
  an executive officer of the Company;

  •
  a stockholder beneficially owning more than 5% of any class of the common stock of the Company;

  •
  a person who is an immediate family member or sharing the household of any of the foregoing; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        Our Audit Committee reviews all Interested Transactions that the rules of the SEC require be disclosed in the Company's proxy statement and makes a determination regarding the initial authorization or ratification of any such transaction.

        The Audit Committee is also charged with reviewing the material facts of all Interested Transactions and either approving or disapproving the Company's participation in such transactions under the Company's Related Party Transactions Policy adopted by the Board on March 2, 2012. This written policy preapproves the following transactions:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  director compensation which is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  any transaction with another company at which a Related Party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares is pre-approved or ratified (as applicable) if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company's total annual revenues; and

  •
  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party's only relationship is as an employee (other than an executive officer) or a director is pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization's total annual receipts.

        Prior to entering into an Interested Transaction, the Audit Committee reviews the material facts of such Interested Transaction and either approves or disapproves of the entry into the Interested Transaction. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or disapprove entry into an Interested Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party's interest in the transaction and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company's filings with the SEC to be disclosed in accordance with applicable laws, rules and regulations.

Related-Party Transactions

        Since January 1, 2012, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any Related Party, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in "Compensation Discussion and Analysis," and the transactions described or referred to below.

        Drilling Contract.    Kevin Neveu, one of our directors, serves as a Director and the President and Chief Executive Officer of Precision Drilling Corporation. In August 2012, we contracted with Precision Drilling Corporation for drilling services to re-enter one well in our North Park Basin property in an arms' length transaction and as part of our ordinary course of business in the same manner as we obtain services from other companies that provide similar services. Our Board of Directors is not involved in the selection and award of contract drilling services. The Audit Committee discussed the competitive bidding process taken with respect to the contract as well as rig availability in August 2012, at which time the dollar amount of the services was not clear. We ultimately paid approximately $710,000 to Precision Drilling Corporation for these drilling services. Our Audit Committee ratified and approved the transaction after concluding by resolution that (i) the transaction with Precision Drilling Corporation was made in the ordinary course of business and was based on competitive bidding and rig availability, (ii) the transaction was proper and not material when compared to our drilling costs, (iii) the transaction represented less than 0.05% of Precision Drilling Corporation's revenue and (iv) Mr. Neveu did not have a direct or indirect interest in the transaction other than serving as an executive officer and director of Precision Drilling Corporation. In addition, our Board concluded that Mr. Neveu's relationship with Precision Drilling Corporation does not interfere with his independent business judgment while serving on our Board. The procedures set forth in our Related Party Transactions Policy, described above, were followed except that ratification of the transaction occurred at a special meeting of the Audit Committee as opposed to the next regularly scheduled meeting.

        Registration Rights Agreement.    We have entered into a Registration Rights Agreement, dated December 23, 2010, with PBBLP, HMQ, Mr. Starzer, the Starzer Revocable Living Trust and certain other stockholders, to whom we refer as "rights holders," relating to the shares of our common stock held by them and covered by the agreement, which shares of common stock we refer to as "registrable shares." Under the Registration Rights Agreement and subject to certain terms and conditions, the rights holders have the right to require us to register under the Securities Act for offer and sale all or a portion of the registrable shares of such rights holders. On January 8, 2013, PBBLP made a demand for registration under the Registration Rights Agreement, which required us to register 13,000,000 shares of common stock owned by PBBLP in January 2013. For the full text of this agreement, please see Exhibit 10.4 to our Annual Report on Form 10-K filed with the SEC on March 22, 2012 (File No. 001-35371). The demand registration rights are also subject to the terms of lock-up agreements executed in connection with the sale of common stock by PBBLP in January 2013.

 ITEM ONE:
ELECTION OF DIRECTORS

        The Company's certificate of incorporation provides for the division of the Company's Board into three approximately equal classes. At the 2013 Annual Meeting, the persons named below will be nominated on behalf of the Board for election as Class I directors. The Board has established the classes as follows: two directors in each of Class I and Class II and three directors in Class III. The term of office for the current Class I directors will expire at the 2013 Annual Meeting; the term of office of Class II directors will expire at the Annual Meeting of Stockholders to be held in 2014; and the term of office of Class III directors will expire at the Annual Meeting of Stockholders to be held in 2015.

        The Board has nominated the following individuals for election as Class I Directors of the Company to serve for a three-year term to expire at the Annual Meeting of Stockholders to be held 2016 and until either they are re-elected or their successors are elected and qualified:

James A. Watt
Gregory P. Raih

        Messrs. Watt and Raih are both currently serving as directors of the Company. Their biographical information is contained in the "Directors and Executive Officers" section above.

        The Board has no reason to believe that either of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

        The Board unanimously recommends that stockholders vote "FOR" the election of both of the director nominees.

 ITEM TWO:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

        The Audit Committee of the Board has selected Hein & Associates LLP as the independent registered public accountant auditors of the Company for 2013. Hein & Associates LLP has audited the Company's consolidated financial statements since its inception on December 23, 2010. The Board is submitting the selection of Hein & Associates LLP for ratification at the 2013 Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Hein & Associates LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Hein & Associates LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed by Hein & Associates LLP for the last two fiscal years:

Description	2012	2011
Audit Fees(1)	$484,803	$439,677
Audit-Related Fees	—	—
Tax Fees(2)	72,120	80,285
All Other Fees	—	—

Total	$556,923	$519,962

(1)
We paid audit fees, including costs, for the years ended December 31, 2011 and 2012 for professional services rendered in connection with:

•
the audit of our consolidated financial statements;

•
SEC registration statements and amendments filed by the Company;

•
comfort letters issued in connection with SEC registration statements filed by the Company; and

•
review of quarterly consolidated financial statements and documentation of internal controls.

(2)
Tax return preparation and consultation on tax matters.

        The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of Hein & Associates LLP's audit, tax and other services. The Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees" and "Tax Fees" incurred since its formation.

        The Company expects that representatives of Hein & Associates LLP will be present at the 2013 Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

        The Board unanimously recommends that stockholders vote "FOR" Item Two and approve the ratification of the selection of Hein & Associates LLP as independent registered public accountant of the Company for 2013.

 ITEM THREE:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the "Compensation Discussion and Analysis" section of this proxy statement. Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. In particular, the Compensation Committee strives to attract, retain and motivate the best executives we can identify and recruit, to reward past performance measured against established goals and provide incentives for future performance and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our named executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles and stockholder interests and concerns.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our named executive officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Item Three, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in this proxy statement. Among the program features incorporated by the Compensation Committee to align with our executive compensation philosophy are the following:

  •
  equity-based awards incorporating a three-year vesting period to emphasize long-term performance and executive officer commitment and retention;

  •
  annual performance-based cash awards incorporating operational, financial, strategic and/or individual performance metrics in order to properly balance risk with the incentives to drive our key annual initiatives and impose maximum payouts to further manage risk and the possibility of excessive payments;

  •
  double trigger requirement for any acceleration of vesting of equity (i.e., a termination in connection with a change in control); and

  •
  stock ownership guidelines to further align the interests of our named executive officers with the interests of our stockholders.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As an advisory vote, Item Three is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee and will not require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. In particular, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this proxy statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        We are asking stockholders to vote "For" the following resolution:

          "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"), including the CD&A, the Summary Compensation Table and the other related tables and disclosures."

        The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2013 Annual Meeting is required for approval of Item Three. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

        The Board unanimously recommends that the stockholders vote "FOR" Item Three and approve the compensation of the named executive officers of the Company, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

 OTHER MATTERS

Stockholder Proposals; Identification of Director Candidates

        Any stockholder of the Company who desires to submit a proposal for action at the 2014 annual meeting of stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than January 3, 2014, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

        A stockholder proposal, including a stockholder nominating a person for election as director, not included in our proxy statement for the 2014 annual meeting of stockholders will be ineligible for presentation at the 2014 annual meeting of stockholders unless the stockholder gives timely notice of the proposal in writing to our secretary at our principal executive offices. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, a stockholder's notice shall be delivered to and received by the Secretary at the principal executive offices of the Company not less than 120 days in advance of the first anniversary of the date of the Company's proxy statement released to stockholders for the preceding year's annual meeting. Accordingly, with respect to the 2014 Annual Meeting, such notice must be received by the secretary at the Company's principal executive office by January 3, 2014; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the later of (i) the 120th day prior to such meeting, or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of our bylaws, "public announcement" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the corporation with the Securities and Exchange Commission, or in a notice pursuant to the applicable rules of an exchange on which the Company's securities are then listed.

        To be in proper form, a stockholder's notice shall be in writing and shall set forth (a) the name and address of the stockholder, as set forth in the Company's books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made, (b) in the case of a nomination of director(s), (i) a description of all agreements, arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (ii) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC and (iii) the nominee(s)' written consent to serve as a director if elected, and (c) in the case of other business proposed to be brought before the annual meeting, (i) a brief description of such business, (ii) the reasons for conducting such business at the annual meeting, (iii) any material interest the stockholder has in such business and (iv) any other information that is required to be provided by the stockholder under the current rules of the SEC with respect to stockholder proposals. The Board, a committee thereof and the Chief Executive Officer and President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

        It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board for a sustained period.

        The Nominating and Corporate Governance Committee's charter includes consideration of diversity of viewpoint on the Board. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, finance and accounting and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

        Written requests for inclusion of any stockholder proposal should be addressed to Bonanza Creek Energy Inc., 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

Solicitation of Proxies

        Solicitation of proxies on behalf of the Company may be made via the internet, by mail, or by personal interview or telephone by officers, directors and employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

 Stockholder List

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the 2013 Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the 2013 Annual Meeting, during ordinary business hours for ten days before the 2013 Annual Meeting.

Proxy Materials, Annual Report and Other Information

        The Company's Annual Report to Stockholders for the year ended December 31, 2012, is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material.

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with accountholders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request to us as follows: 410 17th Street, Suite 1400, Denver, Colorado, 80202, Attention: Investor Relations, (720) 440-6100. We will promptly deliver a separate copy to you upon request.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING TO BE HELD ON JUNE 6, 2013:

        A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE 2012 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 410 17th STREET, SUITE 1400, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS.

Internet and Phone Voting

        For shares of stock that are registered in your name, you may vote by internet or phone by following the instructions set forth on the enclosed proxy card. Votes submitted by internet or phone must be received by 11:59 p.m., Eastern Time, on Wednesday, June 5, 2013. The giving of such a proxy will not affect your right to vote in person should you decide to attend the 2013 Annual Meeting.

        The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

Forward-Looking Statements

        This proxy statement may include "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include statements regarding additional matters to be presented at the 2013 Annual Meeting; executive sessions of the Board; potential—payments upon termination or change in control; statements regarding Section 162(m),

Section 409A and Section 280G of the Code and ASC Topic 718; and impact of compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board,

Christopher I. Humber
 Senior Vice President, General Counsel & Secretary

Denver, Colorado
April 30, 2013

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01NH1A 1 U P X + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR the election of the nominees named below and FOR Proposals 2 and 3. For Against Abstain 2. RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL 2013. For Against Abstain 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. 1. ELECTION OF CLASS I DIRECTORS: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 01) James A. Watt 02) Gregory P. Raih Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please date and sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, partnership or other entity, please sign in full entity name by authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 1234 5678 9012 345 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 1 6 3 3 2 7 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 5, 2013. Vote by Internet • Go to www.envisionreports.com/BCEI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Proxy Solicited on Behalf of the Board of Directors for the June 6, 2013 Annual Meeting of Stockholders The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of common stock of Bonanza Creek Energy, Inc. represented by this proxy card. The individual(s) signing on the reverse side of this proxy card as a stockholder or an attorney, executor, administrator, authorized officer or other fiduciary of the stockholder (collectively referred to as the "Owner") hereby appoints Michael R. Starzer and Christopher I. Humber, and each of them, with full power of substitution, as proxies for the Owner to attend the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. ("Bonanza Creek"), to be held at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202, on Tuesday, June 6, 2013, 9:00 a.m. local time, and at any postponement or adjournment thereof, and to vote and act with respect to all shares of common stock of Bonanza Creek that the Owner would be entitled to vote, with all the power the Owner would possess if present in person, as indicated on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner specified by the Owner. If the Owner does not specify a choice as to a proposal, excluding broker non-votes, the above-named proxies will vote the shares of common stock: (i) FOR the election of James A. Watt and Gregory P. Raih as Class I Directors; (ii) FOR the selection of Hein & Associates LLP as Bonanza Creek’s independent registered public accounting firm for fiscal 2013 (Proposal 2); and (iii) FOR the approval, on an advisory basis, of the compensation of Bonanza Creek’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (Proposal 3.) If any nominee named for election as a director is unable to serve or for good cause will not serve, this proxy will be voted by the above-named proxies for such substitute nominee(s) as Bonanza Creek’s Board of Directors may recommend. The above-named proxies will vote the shares of common stock in accordance with the recommendations of Bonanza Creek’s Board of Directors on such other business as may properly come before the Annual Meeting of Stockholders. The Owner acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 6, 2013, meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY. Proxy — BONANZA CREEK ENERGY, INC. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. To Be Held on June 6, 2013: Bonanza Creek Energy, Inc.’s Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at www.edocumentview.com/BCEI qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01NH2A 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR the election of the nominees named below and FOR Proposals 2 and 3. For Against Abstain 2. RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL 2013. For Against Abstain 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. 1. ELECTION OF CLASS I DIRECTORS: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 01) James A. Watt 02) Gregory P. Raih Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please date and sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, partnership or other entity, please sign in full entity name by authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMM MMMMMMMMMMMM 1 6 3 3 2 7 2

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Proxy Solicited on Behalf of the Board of Directors for the June 6, 2013 Annual Meeting of Stockholders The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of common stock of Bonanza Creek Energy, Inc. represented by this proxy card. The individual(s) signing on the reverse side of this proxy card as a stockholder or an attorney, executor, administrator, authorized officer or other fiduciary of the stockholder (collectively referred to as the "Owner") hereby appoints Michael R. Starzer and Christopher I. Humber, and each of them, with full power of substitution, as proxies for the Owner to attend the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. ("Bonanza Creek"), to be held at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202, on Tuesday, June 6, 2013, 9:00 a.m. local time, and at any postponement or adjournment thereof, and to vote and act with respect to all shares of common stock of Bonanza Creek that the Owner would be entitled to vote, with all the power the Owner would possess if present in person, as indicated on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner specified by the Owner. If the Owner does not specify a choice as to a proposal, excluding broker non-votes, the above-named proxies will vote the shares of common stock: (i) FOR the election of James A. Watt and Gregory P. Raih as Class I Directors; (ii) FOR the selection of Hein & Associates LLP as Bonanza Creek’s independent registered public accounting firm for fiscal 2013 (Proposal 2); and (iii) FOR the approval, on an advisory basis, of the compensation of Bonanza Creek’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (Proposal 3.) If any nominee named for election as a director is unable to serve or for good cause will not serve, this proxy will be voted by the above-named proxies for such substitute nominee(s) as Bonanza Creek’s Board of Directors may recommend. The above-named proxies will vote the shares of common stock in accordance with the recommendations of Bonanza Creek’s Board of Directors on such other business as may properly come before the Annual Meeting of Stockholders. The Owner acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 6, 2013, meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY. Proxy — BONANZA CREEK ENERGY, INC. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. To Be Held on June 6, 2013: Bonanza Creek Energy, Inc.’s Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at www.edocumentview.com/BCEI